Athira Pharma Announces Appointment of Barbara Kosacz

to its Board of Directors

BOTHELL, WASHINGTON, March 8, 2021 — Athira Pharma, Inc. (NASDAQ: ATHA), a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration, today announced the appointment of Barbara Kosacz to its Board of Directors. Ms. Kosacz is Chief Operating Officer and General Counsel at Kronos Bio, Inc., a clinical-stage biopharmaceutical company dedicated to discovering and developing therapies that transform the lives of those affected by cancer.

“Barbara will add to the existing expertise of our Board, bringing her vast experience in working strategically with biopharma companies and adding a new perspective to our team as we continue to advance our clinical trials and drug-development platform,” said Leen Kawas, Ph.D., President and Chief Executive Officer at Athira. “The diverse backgrounds and experience of our Board in science, medicine, and business are highly complementary to our innovative company vision.”

Ms. Kosacz is universally recognized as one of the top life sciences attorneys in the country. With more than 25 years of experience providing strategic business and legal counsel, Ms. Kosacz has led some of the most complex and transformational transactions in the life sciences industry. Her experience includes counseling clients in the life sciences industry, ranging from early-stage startups to larger public companies, venture funds, investment banks, and non-profit institutions.

Ms. Kosacz commented: "Athira has a unique drug development platform with promising product opportunities, and I’m pleased to become involved at this exciting time. I’m passionate about my work in counseling biotechnology companies that are dedicated to improving outcomes for patients, and I look forward to helping guide the company as it continues to grow.”

Ms. Kosacz has been Chief Operating Officer and General Counsel at Kronos Bio since July 2020. Prior to joining Kronos Bio, she was Partner and Head of the International Life Sciences Practice at Cooley LLP, a leading international law firm. During her tenure at Cooley, Ms. Kosacz received significant recognition for her role in the industry, including being recognized as Biotechnology Lawyer of the Year in 2018 by Best Lawyers in America and as a highly recommended transactions lawyer by IAM Patent 1000 for her “nearly three decades advising diverse companies in the industry at a deeply strategic and commercial level and overseeing their most complex and profitable deals.” Ms. Kosacz serves on the Board of Directors of XOMA Corp. and Locust Walk Acquisition Corporation (a SPAC), and the Board of Trustees of the Keck Graduate Institute. Ms. Kosacz received a bachelor’s degree from Stanford University and a JD from the University of California, Berkeley School of Law.

About Athira Pharma, Inc.

Athira, headquartered in Seattle, is a late clinical-stage biopharmaceutical company focused on developing small molecules to restore neuronal health and stop neurodegeneration. We aim to provide rapid cognitive improvement and alter the course of neurological diseases with our novel mechanism of action. Athira is currently advancing its lead therapeutic candidate, ATH-1017, a novel small molecule for Alzheimer’s disease and Parkinson’s disease dementia. For more information, visit www.athira.com. You can also follow Athira on Facebook, LinkedIn and @athirapharma on Twitter and Instagram.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not based on historical fact and include statements regarding ATH-1017 as a potential treatment for Alzheimer’s disease and other dementias; Athira’s platform technology and potential therapies; future development plans; clinical and regulatory objectives; expectations regarding the potential efficacy and commercial potential of Athira’s product candidates, including ATH-1017; the results of Athira’s research and development efforts and Athira’s ability to advance its product candidates into later stages of development. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words and phrases such as "may," "will," "should," "would," "expect," "plan," "believe," "intend," "pursue," “continue,” and other similar expressions, among others. Any forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the preliminary data for Athira’s ATH-1017 product candidate from the Phase 1a/b trials will not continue or persist; cessation or delay of any of the ongoing clinical trials and/or

Athira’s development of ATH-1017 may occur; future potential regulatory milestones of ATH-1017, including those related to current and planned clinical studies may be insufficient to support regulatory submissions or approval; the impact of the COVID-19 pandemic on Athira’s business; Athira’s research and development efforts and its ability to advance product candidates into later stages of development may fail; any one or more of Athira’s product candidates may not be successfully developed, approved or commercialized; adverse conditions in the general domestic and global economic markets; as well as the other risks detailed in Athira’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Athira undertakes no obligation to update forward-looking statements. Athira may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the forward-looking statements.

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Investor & Media Contact:

Julie Rathbun

Julie.rathbun@athira.com

206-769-9219